UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2007.

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications which may make some of our vessels technologically obsolete for certain customer projects; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

During the company’s June 30, 2007, quarterly earnings conference call held on July 26, 2007, Dean Taylor, Chairman, President and CEO of Tidewater responded to a question posed by a participant on the call regarding the number of vessels Mr. Taylor estimated would be delivered by worldwide shipbuilders over the next year. Mr. Taylor’s specific response to the question was, “Well, nominally, there are about 87 that are supposed to be delivered in calendar year ‘07. Of that number, I’m not quite sure, I haven’t gone down and tried to determine how many would be competing against us. But there are a fair number that are special purpose vessels and construction vessels that get thrown into the count, and that we would not consider to be in our primary core markets. Although, as we examine potential markets into which we may move, if we moved into some construction markets or into some of the more sophisticated markets, then they would present more competition. Anyway, there are about 87 that are supposed to be delivered in calendar ‘07, 111 are supposed to be delivered in calendar year ‘08. There has been significant slippage from the ones that were supposed to be delivered last year, there were a number slipped into this year. And I would expect there would be a significant amount of slippage from those that are supposed to be delivered this year into next year and cascading on through time.”

In a subsequent review of the information furnished by Mr. Taylor regarding the number of competing vessels estimated to be delivered during the remainder of 2007 and 2008, it was ascertained that he understated the number of vessels to be delivered, as only information regarding the number of competing anchor handling towing supply vessels (AHTS) expected to be delivered during that time frame was provided. The amended estimate of the total of competing vessels, including both AHTS and platform supply vessels, expected to be delivered during the remainder of 2007 and 2008 are 150 and 191, respectively. This information was derived from reports published by ODS-Petrodata.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

	By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President and Chief Financial Officer

Date: August 10, 2007

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